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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-6397) and the related Prospectus of UROHEALTH Systems, Inc. for the registration of 10,079,624 shares of its common stock and to the incorporation by reference therein of our report dated August 22, 1994, with respect to the consolidated statements of operations, stockholders' equity and cash flows of UROHEALTH Systems, Inc. for the year ended June 30, 1994, included in its Transition Report (Form 10-K/A) for the nine months ended March 31, 1996, filed with the Securities and Exchange Commission.



                                          /s/ DOANE RAYMOND
                                          --------------------------------------
                                          Doane Raymond
                                          Chartered Accountants



Toronto, Canada

April 14, 1997